Morgan Stanley Special Growth Fund
Results of Special Shareholder Meeting

On August 1, 2006, a Special Meeting of Shareholders of the
Fund was scheduled in order to vote on the proposals set
forth below. The proposals failed to obtain the necessary
quorum in order to hold the meeting, and, therefore, the
meeting was adjourned until August 23, 2006, September 27,
2006 and later adjourned to October 30, 2006 to permit
further solicitation of proxies. The meeting was held on
October 30, 2006 and the voting results with respect to
these proposals were as follows:

(1) Election of Trustees:

                                       For    Withhol Absta    BNV*
                                                 d      in
Frank L. Bowman...................   3,064,8  135,523      0       0
                                          96
Kathleen A.                          3,064,4  135,978      0       0
Dennis....................                41
James F.                             3,064,1  136,226      0       0
Higgins.....................              93
Joseph J.                            3,063,4  136,937      0       0
Kearns.....................               82
Michael F.                           3,062,2  138,141      0       0
Klein......................               78
W. Allen Reed......................  3,066,6  133,742      0       0
                                          77
Fergus Reid........................  3,058,9  141,486      0       0
                                          32

(2) Elimination of certain fundamental investment
restrictions:

                                          For    Again   Absta    BNV*
                                                   st      in
Elimination of the fundamental policy    2,692,9  118,9   122,6  265,9
restricting the Fund's ability to             28     63      22     05
pledge assets..........................
Elimination of the fundamental policy    2,699,0  118,6   116,8  265,9
restricting purchases of securities on        79     07      28     05
margin.............................
Elimination of the fundamental policy    2,701,1  111,3   121,9  265,9
prohibiting investments in oil, gas,          74     70      70     05
and other types of minerals or mineral
leases.........
Elimination of the fundamental policy    2,703,5  112,7   118,2  265,9
prohibiting investments for purposes of       39     30      45     05
exercising control....................
Elimination of the fundamental policy    2,689,1  126,9   118,4  265,9
regarding investments in unseasoned           13     18      83     05
companies.......................

(3) Modify certain fundamental investment restrictions for:

                                          For    Again   Absta   BNV*
                                                   st      in
Modify fundamental policy regarding      2,716,3  105,3   112,7  265,9
diversification............                   77     76      61     05
Modify fundamental policy regarding      2,706,5  116,9   110,9  265,9
borrowing money......                         77     91      46     05
Modify fundamental policy regarding      2,689,3  133,6   111,5  265,9
loans..............                           03     25      86     05
Modify fundamental policy regarding      2,699,4  115,5   119,5  265,9
investment in commodities, commodity          16     96      02     05
contracts and futures
contracts................
Modify fundamental policy regarding      2,702,6  113,1   118,7  265,9
issuance of senior securities..               82     04      29     05

(4) Reclassify certain fundamental policies as non-
fundamental policies:

                                          For    Again   Absta   BNV*
                                                   st      in
Reclassification as non-fundamental the  2,688,4  125,7   120,3  265,9
fundamental policy regarding the short        36     76      01     05
sale of securities....................
* Broker "non-votes" are shares held in street name for
which the broker indicates that instructions have not been
received from the beneficial owners or other persons
entitled to vote and for which the broker does not have
discretionary voting authority.